Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)          ☒

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

Delaware	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Mildred Quinones-Holmes

Legal Department

The Bank of New York Trust Company, N.A.

One Wall Street, 29th Floor

New York, NY 10286

(212) 635-1889

(Name, address and telephone number of agent for service)

PUGET SOUND ENERGY, INC.

(Exact name of obligor as specified in its charter)

Washington	91-0374630
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

10885 NE 4th Street, Suite 1200 Bellevue, Washington	98004-5591
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 1st day of June, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Janice Ott Rotuno
Janice Ott Rotuno
Vice President

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,859,000
Interest-bearing balances	12,315,000
Securities:
Held-to-maturity securities	1,572,000
Available-for-sale securities	20,948,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	491,000
Securities purchased under agreements to resell	153,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,479,000
LESS: Allowance for loan and lease losses	289,000
Loans and leases, net of unearned income and allowance	31,190,000
Trading assets	3,171,000
Premises and fixed assets (including capitalized leases)	844,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	340,000
Not applicable
Intangible assets:
Goodwill	2,714,000
Other intangible assets	966,000
Other assets	7,043,000

Total assets	83,608,000

LIABILITIES
Deposits:
In domestic offices	26,775,000
Noninterest-bearing	16,797,000
Interest-bearing	9,978,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	33,309,000
Noninterest-bearing	702,000
Interest-bearing	32,607,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	712,000
Securities sold under agreements to repurchase	129,000
Trading liabilities	2,321,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	3,621,000
Not applicable
Not applicable
Subordinated notes and debentures	2,255,000
Other liabilities	5,933,000

Total liabilities	75,055,000

Minority interest in consolidated subsidiaries	161,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,143,000
Retained earnings	5,430,000
Accumulated other comprehensive income	-316,000
Other equity capital components	0
Total equity capital	8,392,000

Total liabilities, minority interest, and equity capital	83,608,000

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I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi	]	Directors
Gerald L. Hassell
Catherine A. Rein

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